EXHIBIT 10.46

BARCLAYS 745 Seventh Avenue New York, New York 10019	JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	ROYAL BANK OF CANADA 200 Vesey Street New York, New York 10281

CONFIDENTIAL
November 13, 2020
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Attention: Peter Osvaldik, Executive Vice President & Chief Financial Officer

T-Mobile USA, Inc.
US$5.0 Billion Senior Secured Incremental Bridge Loan Facility
Joinder Letter

Ladies and Gentlemen:
Reference is made to (a) the commitment letter dated October 30, 2020 (including the exhibits and other attachments thereto, the “Commitment Letter”) among Citigroup Global Markets Inc. (“CGMI”), individually and on behalf of Citi (as defined below), Credit Suisse Loan Funding LLC (“CSLF”), Deutsche Bank Securities Inc. (“DBSI”) and Goldman Sachs Bank USA (“GS Bank” and, together with Citi, CSLF and DBSI, the “Original Lead Arrangers”), Citi, Credit Suisse AG (“CS”), Deutsche Bank AG Cayman Islands Branch (“DBCI”) and GS Bank (together with Citi, CS and DBCI, collectively the “Original Initial Lenders”; the Original Initial Lenders and the Original Lead Arrangers are collectively referred to herein as the “Original Commitment Parties”) and T-Mobile USA, Inc., a Delaware corporation (the “Company” or “you”) and (b) the fee letter dated October 30, 2020 (the “Fee Letter”) among the Original Commitment Parties and the Company. Terms used but not defined in this joinder letter (this “Joinder Letter”) shall have the meanings assigned to them in the Commitment Letter or the Fee Letter, as applicable.
For purposes of this Commitment Letter, “Citi” shall mean CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein (subject to the confidentiality, assignment and other provisions hereof). It is understood and agreed that CGMI is entering into this letter for and on behalf of Citi.
1.    Additional Commitment Parties.
As contemplated by the Commitment Letter, the Original Commitment Parties and the Company hereby agree, as applicable, to (i) the joinder of (a) each of Barclays Bank PLC (“Barclays”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Morgan Stanley Senior Funding, Inc. (“MSSF”) and Royal Bank of Canada (“RBC”) as an “Additional Agent” under the Commitment Letter and (b) each of Barclays,

JPMorgan, MSSF and RBC as an “Additional Initial Lender” under the Commitment Letter (the Additional Agents and the Additional Initial Lenders collectively “us”, “we” or the “Additional Commitment Parties”) and (ii) the joinder of each Additional Commitment Party to the Fee Letter.
Accordingly, (A) each Additional Agent hereby agrees to become a “Lead Arranger” and each Additional Initial Lender hereby agrees to become an “Initial Lender” under the Commitment Letter and the Fee Letter and (B) each reference in the Commitment Letter and the Fee Letter to “we”, “us”, “our”, “parties hereto”, “Commitment Party”, “Lead Arranger” and/or “Initial Lender”, shall also refer to each Additional Commitment Party in such respective capacity.
In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that (i) each Additional Agent shall be subject to all of the obligations, bound by all of the terms and conditions and entitled to all of the rights and benefits applicable to a Lead Arranger in respect of the Facility under the Commitment Letter and the Fee Letter with the same force and effect as if originally named therein as a Lead Arranger in respect of the Facility and (ii) each Additional Initial Lender shall be subject to all of the obligations, bound by all of the terms and conditions and entitled to all of the rights and benefits applicable to an Initial Lender in respect of the Facility under the Commitment Letter and the Fee Letter with the same force and effect as if originally named therein as an Initial Lender.
2.    Commitments; Titles.
In accordance with the Commitment Letter, and subject to the terms set forth therein and in this Joinder Letter, the Original Initial Lenders hereby assign, on a pro rata basis, commitments equal to 40% of the Facility as follows: (a) to Barclays, and Barclays is pleased to commit to provide, 10% of the aggregate principal amount of the Facility, (b) to JPMorgan, and JPMorgan is pleased to commit to provide, 10% of the aggregate principal amount of the Facility, (c) to MSSF, and MSSF is pleased to commit to provide, 10% of the aggregate principal amount of the Facility and (d) to RBC, and RBC is pleased to commit to provide, 10% of the aggregate principal amount of the Facility, in each case, on a several (and not joint basis). It is understood and agreed that (i) the aggregate principal amount of the Facility shall not be increased as a result of the assignments and assumptions described herein and (ii) the commitment amounts and other economics in respect of the Facility allocated to each Original Initial Lender as set forth in the Commitment Letter shall be permanently reduced, dollar-for-dollar on a pro rata basis as a result of such assignments and assumptions, in accordance with the Commitment Letter. It is understood and agreed that from and after the execution of this Joinder Letter, no additional appointments of Additional Agents as contemplated by the Commitment Letter shall be permitted unless the Commitment Parties and you shall agree in writing.
For the avoidance of doubt, after giving effect to this Joinder Letter, the commitment percentage of each Initial Lender (as defined in the Commitment Letter) is as set forth on Annex A hereto.
Each Additional Agent shall act as joint lead arranger and joint bookrunner for the Facility, and all references in the Commitment Letter and the Fee Letter to “we”, “us”, “our”, “Arranger” and “Lead Arranger” shall be deemed to include each Additional Agent acting in such capacities.
Each Additional Agent shall appear on the right of the Original Lead Arrangers on any marketing materials for the Facility.
3.    Closing Payments and Fees Payable.

As consideration for its commitment hereunder and under the Commitment Letter, each Additional Commitment Party shall be entitled in accordance with the Commitment Letter, to share in the economics in respect of the Facility. Accordingly, each Additional Commitment Party shall be entitled to payment of the Bridge Structuring Fee and Bridge Funding Fee equal to its pro rata share of such fee (each such term as defined in the Fee Letter) (such payments, the “Additional Commitment Party Payments”). The Additional Commitment Party Payments shall be payable in accordance with the terms of the Fee Letter.
4.    Amendments to Commitment Letter.
Each of the Original Commitment Parties, the Additional Commitment Parties and you hereby agree to amend the Commitment Letter as set forth below:
(a)    the Commitment Letter shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) in the sentence set forth below as follows:
“Except (x) as provided in the fifth paragraph of this Commitment Letter, ~~and~~ (y) with respect to assignments between GS Bank and Goldman Sachs Lending Partners LLC (“GSLP”) and (z) with respect to assignments between MSSF and Morgan Stanley Bank, N.A., the Initial Lenders may not assign all or any portion of their respective commitments in respect of the Facility hereunder (and any purported assignment shall be null and void).”
(b)    The section entitled “Mandatory Prepayments” in Exhibit A of the Commitment Letter shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:
“Mandatory Prepayments    Except as set forth in the section entitled “Mandatory Commitment Reduction and Prepayment” above, ~~N~~none.”
5.    Assignments.
The Commitment Letter and the Fee Letter (each as modified by this Joinder Letter) may not be assigned by any party hereto except in accordance with the terms of the Commitment Letter and the Fee Letter, respectively.
6.    Counterparts; Conflict; Governing Law.
This Joinder Letter is intended to be solely for the benefit of the parties hereto and their successors and assigns permitted under the Commitment Letter (and, to the extent expressly provided in the Commitment Letter, each ”indemnified person” (as defined in the Commitment Letter) and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and their successors and assigns permitted under the Commitment Letter (and, to the extent expressly provided in the Commitment Letter, each ”indemnified person” (as defined in the Commitment Letter)). This Joinder Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto. This Joinder Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Joinder Letter by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “executed”, “signed”, “signature” and words of like import herein shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on the electronic platform DocuSign, digital copies of a signatory’s manual signature and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section headings used herein are for convenience of reference only, are not part of this Joinder Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder Letter. This Joinder Letter constitutes an amendment to the Commitment Letter and the Fee Letter, each of which shall remain in full force and effect as amended hereby. Except as expressly set forth herein, nothing contained in this Joinder Letter shall constitute a modification or waiver of any other provision of the Commitment Letter or the Fee Letter. From and after the date hereof, any reference to the Commitment Letter or the Fee Letter in any agreement, document, undertaking or course of dealing (verbal or otherwise) shall be deemed to be a reference to the Commitment Letter or the Fee Letter, as applicable, each as amended hereby. This Joinder Letter, the Commitment Letter and the Fee Letter contain the entire agreement of the parties hereto relating to the subject matter hereof and thereof and supersedes any prior negotiations or agreements, whether oral or written, among the parties hereto relative to such subject matter. This JOINDER Letter, the commitment letter and the fee letter shall each be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or Federal court sitting in the county of New York over any suit, action or proceeding directly or indirectly arising out of, relating to, based upon or as a result of this Joinder Letter, the Commitment Letter, the Term Sheet, the Fee Letter, or the transactions contemplated hereby or thereby. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to it at the address set forth above shall be effective service of process for any suit, action or proceeding brought in any such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon judgment.
7.    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR BASED UPON OR AS A RESULT OF THIS JOINDER LETTER, THE COMMITMENT LETTER, THE TERM SHEET, THE FEE LETTER, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
8.    Confidentiality.

The confidentiality provisions contained in the sixteenth paragraph of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Joinder Letter.
9.    Termination.
This Joinder Letter and the commitments and agreements of each Additional Commitment Party hereunder shall automatically terminate as set forth in the last paragraph of the Commitment Letter; provided, that the termination of any commitment pursuant to this sentence does not prejudice your or our rights and remedies in respect of any breach of this Joinder Letter or the Commitment Letter.
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BARCLAYS BANK PLC,
as an Additional Commitment Party

By: /s Martin Corrigan
Name:    Martin Corrigan
Title:    Vice President

[Signature Page to Commitment Letter Joinder]

JPMORGAN CHASE BANK, N.A.,
as an Additional Commitment Party

By: /s/ Matthew Cheung
Name:    Matthew Cheung
Title:    Vice President

[Signature Page to Commitment Letter Joinder]

MORGAN STANLEY SENIOR FUNDING, INC.,
as an Additional Commitment Party

By: /s/ Subhalakshmi Ghosh-Kohli
Name:    Subhalakshmi Ghosh-Kohli
Title:    Authorized Signatory

[Signature Page to Commitment Letter Joinder]

ROYAL BANK OF CANADA,
as an Additional Commitment Party

By: /s/ Kevin Quan
Name:    Kevin Quan
Title:     Authorized Signatory

[Signature Page to Commitment Letter Joinder]

T-MOBILE USA, INC.

By: /s/ Peter Osvaldik
Name:    Peter Osvaldik
Title:    Executive Vice President &
    Chief Financial Officer

[Signature Page to Joinder Letter]

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Managing Director

[Signature Page to Joinder Letter]

CREDIT SUISSE LOAN FUNDING LLC

By:	/s/ SoVonna L. Day-Goins
Name: SoVonna L. Day-Goins
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ SoVonna L. Day-Goins
Name: SoVonna L. Day-Goins
Title: Authorized Signatory

By:	D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to Joinder Letter]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Joseph Devine
Name: Joseph Devine
Title: Director

By:	/s/ Ian Dorrington
Name: Ian Dorrington
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Joseph Devine
Name: Joseph Devine
Title: Director

By:	/s/ Ian Dorrington
Name: Ian Dorrington
Title: Managing Director

[Signature Page to Joinder Letter]

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Joinder Letter]

ANNEX A

Initial Lender	Commitment Percentage
Citigroup Global Markets Inc.	15%
Credit Suisse AG, Cayman Islands Branch	15%
Deutsche Bank AG Cayman Islands Branch	15%
Goldman Sachs Bank USA	15%
Barclays Bank PLC	10%
JPMorgan Chase Bank, N.A.	10%
Morgan Stanley Senior Funding, Inc.	10%
Royal Bank of Canada	10%